Exhibit 99.1

News Release

Investor Relations Contact:	Corporate Communications Contact:
Sonia Segovia, IR Coordinator PDF Solutions, Inc. Tel: (408) 938-6491 Email: sonia.segovia@pdf.com	Abbie Kendall, Principal Armstrong Kendall, Inc. Tel: (503) 672-4681 Email: abbie@akipr.com

PDF Solutions® Reports Record
Second Quarter 2005 Revenue

Results Represent 10th Sequential Quarter of Revenue Growth

     SAN JOSE, Calif. — July 21, 2005 — PDF Solutions, Inc. (Nasdaq: PDFS) the leading provider of process-design integration technologies to enhance IC manufacturability, today announced financial results for its second fiscal quarter ended June 30, 2005.

     Revenue for the second fiscal quarter of 2005 totaled a record $18.4 million, an increase of 21%, compared with revenue of $15.2 million for the second fiscal quarter of 2004. On a GAAP basis, net income for the second fiscal quarter of 2005 totaled approximately $1.3 million, or $0.05 per diluted share, compared with a net loss of approximately $460,000, or $0.02 per diluted share, for the second fiscal quarter of 2004.

     In addition to using GAAP results in evaluating PDF Solutions’ business, management also believes it useful to measure results using a non-GAAP measure of net income or loss, which excludes amortization of stock-based compensation and acquired intangible assets. Using this non-GAAP measure, net income for the second fiscal quarter of 2005 totaled $2.9 million, or $0.11 per diluted share, compared with non-

-more-

GAAP net income of approximately $1.0 million, or $0.04 per diluted share, for the second fiscal quarter of 2004.

     As previously announced, PDF will hold a live conference call beginning at 3:00 p.m. Pacific Time/6:00 p.m. Eastern Time today to discuss these quarterly results. A live webcast of this conference call will be available on PDF Solutions’ website at http://ir.pdf.com/medialist.cfm. A replay of the call will be available at the same website address beginning approximately two hours after completion of the live call. Further, a copy of this press release, including the disclosure and reconciliation of certain non-GAAP financial measures to the most directly comparable GAAP measure, which non-GAAP measures may be used periodically by PDF Solutions’ management when discussing financial results with investors and analysts, will be available on PDF Solutions’ website at http://www.pdf.com/news_archive.phtml following the date of this release.

     About PDF Solutions

     PDF Solutions, Inc. (Nasdaq: PDFS) is the leading provider of process-design integration technologies for manufacturing integrated circuits (ICs). PDF Solutions’ software, methodologies and services enable semiconductor companies to create IC designs that can be more easily manufactured using manufacturing processes that are more capable. By simulating deep sub-micron product and process interactions, the PDF solution offers clients reduced time to market, increased IC yield and performance, and enhanced product reliability and profitability. Headquartered in San Jose, Calif., PDF Solutions operates worldwide with additional offices in Europe and Japan. For more information, visit www.pdf.com.

     PDF Solutions® is a registered trademark of PDF Solutions, Inc.

-more-

PDF SOLUTIONS, INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands)

	June 30,	December 31,
	2005	2004
ASSETS
Current assets:
Cash and cash equivalents	$51,862	$45,660
Accounts receivable, net of allowances	18,852	15,978
Prepaid expenses and other current assets	2,436	2,685
Deferred tax assets	1,998	1,586

Total current assets	75,148	65,909
Property and equipment, net	3,614	3,321
Goodwill	39,886	39,886
Intangible assets, net	12,789	15,791
Other assets	608	500

Total assets	$132,045	$125,407

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,827	$1,023
Accrued compensation and related benefits	3,012	3,209
Other accrued liabilities	2,036	2,593
Taxes payable	4,013	3,286
Deferred revenues	2,949	2,905
Billings in excess of recognized revenue	1,921	1,581

Total current liabilities	15,758	14,597
Long-term liabilities	290	311
Deferred tax liabilities	1,469	1,701

Total liabilities	17,517	16,609

Stockholders’ equity:
Common stock	4	4
Additional paid-in-capital	137,181	134,191
Treasury stock	(4,806)	(4,806)
Deferred stock-based compensation	(75)	(148)
Notes receivable from stockholders	(550)	(550)
Accumulated deficit	(17,239)	(19,975)
Accumulated other comprehensive income	13	82

Total stockholders’ equity	114,528	108,798

Total liabilities and stockholders’ equity	$132,045	$125,407

PDF SOLUTIONS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2005	2004	2005	2004
Revenue:
Design-to-silicon-yield solutions:
Integrated solutions	$12,267	$13,352	$24,824	$22,858
Software licenses	3,197	161	6,646	2,350
Gain share	2,892	1,656	4,979	2,637

Total revenue	18,356	15,169	36,449	27,845

Cost and expenses:
Cost of design-to-silicon-yield solutions:
Direct costs of design-to-silicon-yield solutions:
Integrated solutions	5,766	5,308	11,516	9,660
Software licenses	101	61	258	63
Amortization of acquired core technology	1,266	1,327	2,532	2,677

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2005	2004	2005	2004
Research and development	5,655	4,822	10,991	10,040
Selling, general and administrative	4,289	3,622	8,203	7,419
Stock-based compensation amortization*	32	292	74	547
Amortization of other acquired intangible assets	235	410	470	820
Total costs and expenses	17,344	15,842	34,044	31,226

Income (loss) from operations	1,012	(673)	2,405	(3,381)
Interest and other income, net	350	138	622	291

Income (loss) before taxes	1,362	(535)	3,027	(390)
Tax provision (benefit)	20	(75)	291	(788)

Net income (loss)	$1,342	$(460)	$2,736	$(2,302)

Net income (loss) per share:
Basic	$0.05	$(0.02)	$0.11	$(0.09)

Diluted	$0.05	$(0.02)	$0.10	$(0.09)

Weighted average common shares:
Basic	25,862	25,337	25,779	25,319

Diluted	26,986	25,337	27,057	25,319

* Stock-based compensation amortization:
Cost of design-to-silicon-yield solutions	$—	$9	$—	$37
Research and development	32	274	74	476
Selling, general and administrative	—	9	—	34

	$32	$292	$74	$547

PDF SOLUTIONS, INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands)

	June 30,	December 31,
	2003	2002
ASSETS
Current assets:
Cash and cash equivalents	$67,073	$71,490
Accounts receivable, net of allowances	6,584	7,924
Prepaid expenses and other current assets	5,006	4,406

Total current assets	78,663	83,820
Property and equipment, net	3,453	3,533
Goodwill	662	662
Intangible assets, net	4,195	220
Other assets	1,815	1,564

Total assets	$88,788	$89,799

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,370	$499
Accrued compensation and related benefits	1,910	1,143
Other accrued liabilities	1,364	1,652
Taxes payable	686	1,838
Deferred revenues	2,163	4,496
Billings in excess of recognized revenue	274	606
Other liabilities	1,500	—
Current portion of long-term debt	17	17

Total current liabilities	9,284	10,251
Long-term debt	6	15
Deferred tax liability	753	752
Deferred rent	49	39
Stockholders’ equity:
Common stock	3	3
Additional paid-in-capital	100,641	99,884
Deferred stock-based compensation	(545)	(1,340)
Notes receivable from stockholders	(4,614)	(4,998)
Accumulated deficit	(16,855)	(14,845)
Cumulative other comprehensive income	66	38

Total stockholders’ equity	78,696	78,742

Total liabilities and stockholders’ equity	$88,788	$89,799

PDF SOLUTIONS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2003	2002	2003	2002
Revenue:
Design-to-silicon yield solutions	$8,034	$9,505	$16,142	$17,885
Gain share	2,056	2,731	3,015	5,808

Total revenue	$10,090	$12,236	$19,157	$23,693

Cost and expenses:
Cost of design-to-silicon yield	3,514	4,110	6,958	7,974
Research and development	4,453	3,964	8,785	7,154
Selling, general and administrative	2,994	2,614	5,697	5,168
Stock-based compensation amortization*	329	770	978	1,558

Total costs and expenses	11,290	11,458	22,418	21,854

Income (loss) from operations	(1,200)	778	(3,261)	1,839
Interest and other income	345	338	720	697

Income (loss) before taxes	(855)	1,116	(2,541)	2,536
Tax (benefit) provision	(179)	551	(531)	1,391

Net income (loss)	$(676)	$565	$(2,010)	$1,145

Net income (loss) per share:
Basic	$(0.03)	$0.03	$(0.09)	$.0.05
Diluted	$(0.03)	$0.02	$(0.09)	$0.05
Weighted average common shares:
Basic	22,614	21,814	22,551	21,726
Diluted	22,614	22,943	22,551	23,192
* Stock-based compensation amortization:
Cost of design-to-silicon yield solutions	$86	$223	$216	$486
Research and development	155	366	563	804
Selling, general and administrative	88	181	199	268

	$329	$770	$978	$1,558

PDF SOLUTIONS, INC.
RECONCILIATION OF REPORTED GAAP NET INCOME (LOSS) TO PRO FORMA NET INCOME (LOSS) (UNAUDITED)
(In thousands, except per share data)

	Three Months Ended
	June 30,	June 30,
	2003	2002
Net income (loss)	$(676)	$565
Stock-based compensation amortization	329	770
Amortization of intangibles, net	82	28

Pro forma net income (loss)	$(265)	$1,363

Pro forma net income (loss) per share — diluted	$(0.01)	$0.06

Weighted average common shares — diluted	22,614	22,943